Exhibit 32
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  Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, we, the undersigned Chief Executive Officer and Chief Financial Officer of The Marcus Corporation (the "Company"), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended May 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Stephen H. Marcus
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Stephen H. Marcus
Chief Executive Officer


/s/ Douglas A. Neis
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Douglas A. Neis
Chief Financial Officer

Date: August 27, 2003